Exhibit 99.1

Apigee Achieves 36% year-over-year Growth in Total Revenue and Delivers Record Revenue of $23.5 Million in its Third Quarter

•	Q3 Product Revenue of $18.6 million, a 39% year-over-year increase

•	Q3 Gross Profit of $16.4 million, a 46% year-over-year increase

•	Q3 Deferred Revenue of $50.9 million, a 33% year-over-year increase

•	Q3 Cash Flow from Operations of ($3.5) million

•	Apigee reaffirms guidance for positive operating cash flow by Q2 Fiscal 2017

San Jose, Calif. – May 25, 2016 – Apigee® (NASDAQ: APIC), developer of a leading cloud native API platform for digital business, today announced financial results for the third fiscal quarter ended April 30, 2016.

“We are pleased to deliver another solid quarter of revenue and billings growth, driving us closer to our goal of achieving positive operating cash flow by the quarter ending January 2017,” said Chet Kapoor, Apigee CEO. “We see our business benefitting from two key trends in enterprise IT – the ongoing adoption of digital business and the shift to cloud. Across both of these trends, APIs are a key enabler for quickly delivering customer value. With our growing customer base and expanding partner engagement, we believe Apigee is positioned to drive these trends.”

Third Quarter Fiscal 2016 Highlights:

For Q3 16, Apigee reported total revenue of $23.5 million, at the high end of its guidance range of $22.5 million to $23.5 million. Q3 16 total revenue was up 36% compared to $17.3 million in Q3 15. Apigee reported Q3 16 product revenue (defined as license revenue plus subscription and support revenue) of $18.6 million, up 39% from $13.4 million in Q3 15. Q3 16 gross billings were $29.0 million, above the midpoint of its guidance range of $27.5 million to $29.5 million. Q3 16 gross billings were up 29% from $22.5 million a year ago. Q3 16 product gross billings were $24.8 million, up 34% from $18.6 million a year ago.

Apigee reported Q3 16 GAAP gross margin of 69.8%, up from 65.1% in Q3 15, and non-GAAP gross margin of 71.5%, up from 66.7% in Q3 15. Apigee reported a Q3 16 GAAP operating loss of $9.9 million, compared to $10.8 million in Q3 15. Q3 16 non-GAAP operating loss was $7.5 million, compared to $9.7 million in Q3 15. Both GAAP and non-GAAP operating loss improved as a result of revenue growth rate that was significantly higher than operating expense growth rate, as well as improved gross margin. Q3 16 GAAP net loss per share was $0.33. Q3 16 non-GAAP net loss per share was $0.25, at the high end of its guidance range of a loss of $0.25 to $0.29. Q3 16 operating cash flow was ($3.5) million, compared to ($8.1) million in Q2 16. Total deferred revenue was $50.9 million at the end of Q3 16, up 33% from $38.4 million at the end of Q3 15. The balance of cash and cash equivalents at the end of Q3 16 was $70.2 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Updates:

•	Apigee now has over 300 customers, up 114 compared to the end of Q3 15. In Q3 16, we did expansion deals with 42 customers.

•	Our Q3 16 simple dollar-based renewal rate exceeded 90% for the fourth consecutive quarter.

•	New, renewal and expansion customers in the quarter included Advance Digital, Kaiser Permanente, KAO Brands, National Geographic, Nationwide Building Society, Papa Johns, Paymark, Silicon Valley Bank, Telstra, TomTom and Tradier.

•	Apigee announced the availability of the Apigee Edge integration with Pivotal Cloud Foundry. Pivotal users can now select Apigee Edge software from the Pivotal Network marketplace to get Apigee’s comprehensive API management capabilities integrated into the Web applications they build with Pivotal’s Cloud Native Platform.

•	Apigee and Amazon Web Services (AWS) announced that dozens of new customers signed on to use Apigee Edge on AWS in the first three months of calendar 2016, including AccuWeather, Allstate Corporation, OpenGov Inc., and Sage Payment Solutions, as well as other leading companies in the financial services, insurance, retail, media and technology industries.

•	Apigee announced a new reference architecture designed to make it easier for developers to use Apigee Edge on AWS. In addition, Apigee is working with AWS Lambda to develop an open-source plug-in enabling access to AWS services on Apigee Edge.

•	Apigee released Apigee Edge for Microsoft Azure, and has also placed Apigee Edge in the Azure marketplace. Apigee and Microsoft recently conducted a joint webinar, covering migration of Apigee Edge deployments to Azure, new services available for API developers, and a demonstration of our integrated products.

•	Apigee delivered general availability of Apigee Sense, an API security solution that provides data-driven API security including bot detection, automated threat protection, security governance, advanced risk analytics and automated risk mitigation capabilities.

•	Apigee announced a new software solution built on Apigee Edge that is designed to help banks within the European Union (EU) more quickly and easily embrace open banking and comply with the revised Directive on Payment Services (PSD2). Apigee is teaming with Accenture, as part of the ongoing Apigee and Accenture global alliance, to work on developing customized client solutions for open banking spurred by PSD2.

•	Apigee hosted an Open Banking and PSD2 summit in London dedicated to providing financial institutions with information and guidance on how to implement open banking and comply with PSD2. http://apigee.com/about/search/gss/open%20banking%20summit

•	Apigee hosted a FinTech API Summit, with speakers from Forrester, First Data, Tradier, and Vantiv, as well as Apigee. The summit provided financial services executives with information and guidance on how to better leverage digital technologies to foster digital engagements with their customers, partners and employees. http://apigee.com/about/search/gss/fintech%20summit

•	Additional product updates included Apigee Edge Gateway 2.0 and release of Apigee’s Health APIx in the Salesforce Health Cloud.

•	New partners in the quarter included Abacus Consulting Technology, Astrakhan, BCX Keyna, Centric Digital, Compuware, HCL America Solutions, Innovative Software Technologies, ITbook, LiquidHub, Middleware New Zealand, Pitney Bowes, Pyramid Consulting, Shift Technologies, SMS Consulting Group, Trace3, and UST Global.

Guidance:

As of May 25, 2016, Apigee is providing initial guidance for its fourth quarter fiscal 2016 and updating guidance for the fiscal year ending July 31, 2016.

Fourth Quarter Fiscal 2016 Guidance:

•	Total revenue is expected to be in the range of $24.0 million to $25.5 million.

•	Non-GAAP operating loss is expected to be in the range of $8.0 million to $9.0 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.27 to $0.30 based on approximately 30 million GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $30.0 million to $32.5 million.

Full Year Fiscal 2016 Guidance:

•	Total revenue is expected to be in the range of $90.9 million to $92.4 million.

•	Total license revenue is expected to be in the range of $31.8 million to $33.3 million.

•	Non-GAAP operating loss is expected to be in the range of $33.1 million to $34.1 million.

•	Non-GAAP net loss per share is expected to be in the range of $1.11 to $1.14 based on approximately 29.8 million GAAP weighted-average shares outstanding.

•	Gross billings are expected to be in the range of $107.0 million to $109.5 million.

Conference Call Details:

•	What: Results of Apigee Corporation (APIC) third quarter fiscal year 2016 ended April 30, 2016.

•	When: Wednesday, May 25, 2016 at 2 pm PDT (5 pm EDT).

•	Dial in: To access the call in the United States, please dial (877) 407-4018, and for international callers please dial (201) 689-8471. Callers may provide confirmation number 13636744 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investors.apigee.com (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the United States, please dial (877) 870-5176, and for international callers please dial (858) 384-5517 and enter access code 13636744.

About Apigee

Apigee® (NASDAQ: APIC) provides a cloud native API platform for digital business. Many of the world’s largest organizations select Apigee to enable their digital business, including 33 percent of the Fortune 100, four of the top five Global 2000 retail companies, and five of the top 10 global telecommunications companies. Apigee customers include global enterprises such as Walgreens, Burberry, Morningstar, and First Data. Apigee is headquartered in San Jose, California. For more information, go to http://apigee.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Apigee’s anticipated growth; the momentum and trends in its business, markets and certain vertical markets, and Apigee’s belief that it is positioned to drive and benefit from those trends; its forecasted positive operating cash flow; and its forecasted total revenue, license revenue, gross billings, non-GAAP operating loss and non-GAAP net loss per share for the fiscal fourth quarter and fiscal year 2016. Words such as “expect,” “will,” “believes,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks, and changes in circumstances that are difficult or impossible to predict. Consequently, you should not rely on these forward-looking statements. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such uncertainties, risks, and changes in circumstances, including without limitation risks and uncertainties related to Apigee’s limited operating history; risks associated with its history of losses and its expectation of incurring losses for the foreseeable future; risks associated with the potential significant fluctuation of its future quarterly results and variances in its quarterly bookings, license revenue and operating cash flows; risks associated with revenue mix; risks associated with the effective management of its growth; risks associated with the role its strategic relationships with third parties plays in its growth; risks associated with market acceptance of its platform and Apigee Edge product; risks associated with Apigee’s experience in developing and introducing new products; risks associated with successfully implementing partnerships and strategic relationships; risks associated with Apigee’s ability to meet its customers’ needs for infrastructure capacity and the quality of its software, support and services; and risks associated with Apigee’s ability to obtain renewals from current customers.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect Apigee’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Apigee’s Annual Report on Form 10-Q filed with the SEC on March 4, 2016. Apigee’s SEC filings are available on the Investor Relations section of the Company’s website at http://investors.apigee.com and on the SEC’s website at www.sec.gov. Apigee disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Apigee provides the following non-GAAP financial measures in this release and in the earnings call referencing this press release: gross billings, product gross billings, non-GAAP license gross margin, non-GAAP subscription and support gross margin, non-GAAP professional services gross margin, non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. These non-GAAP items are key measures used by our management to understand and evaluate our operating performance and trends. In particular, because a number of these measures exclude certain non-cash expenses, they can provide useful measures for period-to-period comparisons of our business.

Apigee uses these non-GAAP financial measures internally in analyzing its operating results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Apigee believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as substitutes for, their most directly comparable financial measure prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

We calculate non-GAAP gross profit, non-GAAP gross margin, non-GAAP license gross margin, non-GAAP subscription and support gross margin, non-GAAP professional services gross margin, non-GAAP operating expenses, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for: (1) stock-based compensation and (2) the amortization of intangible assets. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by GAAP weighted average shares outstanding.

We define gross billings as our total revenue plus the change in our deferred revenue in a period. We define product gross billings as our total product revenue (where product is defined as license, subscription and support) plus the change in our license, subscription and support deferred revenue in a period. Gross billings and product gross billings in any period consists of sales to new customers plus renewals and additional sales to existing customers. Our management uses gross billings and product gross billings as a performance measurement because we believe that gross billings and product gross billings provide valuable insight into the sales of our solutions and the performance of our business. On certain transactions, a portion of gross billings will be recognized as revenue over a period of more than 12 months. We do not consider gross billings as a substitute for revenue recognition or revenue measurement.

With respect to Apigee’s outlook under “Fourth Quarter Fiscal 2016 Guidance” and “Full Year Fiscal 2016 Guidance” above, Apigee has not reconciled its expectations regarding non-GAAP loss from operations to GAAP loss from operations, nor reconciled non-GAAP net loss per share to GAAP net loss per share, because stock-based compensation expenses cannot be reasonably predicted and calculated. Accordingly, reconciliation is not available without unreasonable effort.

Investor Relations Contact:

Kevin Faulkner

kfaulkner@apigee.com

1-408-816-1658

Media Contact:

press@apigee.com

Apigee Corporation

Consolidated Balance Sheets

(in thousands)

	April 30,	July 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$70,215	$89,562
Accounts receivable, net	27,516	21,451
Prepaid expenses and other current assets	4,669	5,806

Total current assets	102,400	116,819

Property and equipment, net	2,267	3,144
Goodwill	14,744	14,744
Intangible assets, net	2,413	3,200
Other assets	827	799

Total assets	$122,651	$138,706

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$606	$2,015
Accrued expenses and other current liabilities	11,925	9,796
Deferred revenue, current portion	42,548	35,648
Term debt, current portion	1,317	2,079

Total current liabilities	56,396	49,538

Non-current liabilities
Deferred revenue, non-current	8,361	5,154
Deferred rent, non-current	1,177	1,550
Other liabilities, non-current	639	773
Term debt, non-current	1,212	1,787

Total non-current liabilities	11,389	9,264

Total liabilities	67,785	58,802

Commitments and contingencies
Stockholders’ equity
Common stock	30	29
Additional paid-in capital	283,044	276,099
Accumulated deficit	(228,208)	(196,224)

Total stockholders’ equity	54,866	79,904

Total liabilities and stockholders’ equity	$122,651	$138,706

Apigee Corporation

Consolidated Statements of Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenue
License	$8,161	$5,697	$23,764	$15,219
Subscription and support	10,452	7,694	31,331	21,858
Professional services and other	4,864	3,899	11,816	12,828

Total revenue	23,477	17,290	66,911	49,905
Cost of revenue
License	128	129	385	386
Subscription and support	3,077	2,808	9,301	8,175
Professional services and other	3,879	3,103	10,528	10,147

Total cost of revenue	7,084	6,040	20,214	18,708

Gross profit	16,393	11,250	46,697	31,197
Operating expenses
Research and development	9,477	7,567	27,514	21,952
Sales and marketing	12,702	11,139	38,012	36,313
General and administrative	4,075	3,299	12,473	10,003

Total operating expenses	26,254	22,005	77,999	68,268

Loss from operations	(9,861)	(10,755)	(31,302)	(37,071)
Other income (expense), net	19	(93)	(402)	(383)

Loss before provision for income taxes	(9,842)	(10,848)	(31,704)	(37,454)
Provision for income taxes	73	140	280	343

Net loss and comprehensive loss	$(9,915)	$(10,988)	$(31,984)	$(37,797)

Net loss per share:
Basic and diluted	$(0.33)	$(2.16)	$(1.08)	$(8.66)

Weighted-average shares outstanding used in calculating net loss per share:
Basic and diluted	29,830	5,095	29,620	4,363

Apigee Corporation

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Cash flows from operating activities
Net loss	$(9,915)	$(10,988)	$(31,984)	$(37,797)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	583	597	1,790	1,809
Provision for doubtful accounts	9	20	66	38
Amortization of debt discount	10	12	25	38
Deferred income taxes	—	—	—	—
Stock-based compensation expense	2,110	822	5,378	2,269
Changes in operating assets and liabilities
Accounts receivable	(1,659)	2,903	(6,131)	273
Prepaid expenses and other assets	(268)	395	1,100	38
Accounts payable	(609)	(1,225)	(1,248)	(1,429)
Accrued expenses, other liabilities and deferred rent	665	558	1,779	1,078
Deferred revenue	5,558	4,686	10,108	10,189

Net cash used in operating activities	(3,516)	(2,220)	(19,117)	(23,494)

Cash flows from investing activities
Purchase of property and equipment	(28)	(485)	(136)	(835)

Net cash used in investing activities	(28)	(485)	(136)	(835)

Cash flows from financing activities
Proceeds from issuance of debt, net of issuance costs	2,648	—	2,648	4,000
Repayments of debt obligations	(3,108)	(526)	(4,158)	(4,858)

Proceeds from initial public offering, net of offering costs		79,341		78,264
Payment of deferred costs related to initial public offering	—	—	(152)	—
Taxes paid related to net share settlement of equity awards		(387)		(387)
Proceeds from exercise of stock options, net of taxes paid	192	389	607	796
Proceeds from issuance of Employee Stock Purchase Plan shares	—	—	961	—

Net cash provided by (used in) financing activities	(268)	78,817	(94)	77,815

Net increase (decrease) in cash and cash equivalents	(3,812)	76,112	(19,347)	53,486

Cash and cash equivalents
Beginning of period	74,027	29,133	89,562	51,759

End of period	70,215	105,245	70,215	105,245

Apigee Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
Gross billings
Total revenue	$23,477	$17,290	$66,911	$49,905
Total deferred revenue, end of period	50,909	38,379	50,909	38,379
Less: Total deferred revenue, beginning of period	(45,352)	(33,193)	(40,802)	(28,190)

Total change in deferred revenue	5,557	5,186	10,107	10,189

Gross billings	$29,034	$22,476	$77,018	$60,094

Product gross billings License	$8,161	$5,697	$23,764	15,219
Subscription and support	10,452	7,694	31,331	21,858

Total product revenue	18,613	13,391	55,095	37,077
Total license, subscription and support deferred revenue, end of period	43,177	34,749	43,177	34,749
Less: Total license, subscription and support deferred revenue, beginning of period	(36,954)	(29,546)	(36,638)	(24,848)

Total change in license, subscription and support deferred revenue	6,223	5,203	6,539	9,901

Product gross billings	$24,836	$18,594	$61,634	$46,978

Non-GAAP gross margin Gross margin	69.8%	65.1%	69.8%	62.5%
Add: Stock-based compensation expense	0.7%	0.3%	0.6%	0.3%
Add: Amortization of intangible assets	1.0%	1.3%	1.0%	1.4%

Non-GAAP gross margin	71.5%	66.7%	71.4%	64.2%

Non-GAAP license gross profit:
License gross profit	$8,033	$5,568	$23,379	$14,833
License gross margin	98.4%	97.7%	98.4%	97.5%
Add: Amortization of intangible assets	114	113	342	340

Non-GAAP license gross profit	$8,147	$5,681	$23,721	$15,173

Non-GAAP license gross margin	99.8%	99.7%	99.8%	99.7%

Non-GAAP subscription and support gross profit:
Subscription and support gross profit	$7,375	$4,886	$22,030	$13,683

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
Subscription and support gross margin	70.6%	63.5%	70.3%	62.6%
Add: Stock-based compensation expense	43	8	114	21
Add: Amortization of intangible assets	113	114	339	341

Non-GAAP subscription and support gross profit	$7,531	$5,008	$22,483	$14,045

Non-GAAP subscription and support gross margin	72.1%	65.1%	71.8%	64.3%

Non-GAAP professional services and other gross profit:

Professional services and other gross profit	$985	$796	$1,288	$2,681
Professional services and other gross margin	20.3%	20.4%	10.9%	20.9%
Add: Stock-based compensation expense	132	54	328	145

Non-GAAP professional services and other gross profit	$1,117	$850	$1,616	$2,826

Non-GAAP professional services and other margin	23.0%	21.8%	13.7%	22.0%

Non-GAAP research and development expense:
GAAP research and development expense	$9,477	$7,567	$27,514	$21,952
Less: Stock-based compensation expense	(897)	(306)	(2,135)	(759)
Less: Amortization of intangible assets	(18)	(44)	(106)	(132)

Non-GAAP research and development expense	$8,562	$7,217	$25,273	$21,061

Non-GAAP sales and marketing expense:
GAAP sales and marketing expense	$12,702	$11,139	$38,013	$36,313
Less: Stock-based compensation expense	(426)	(173)	(1,225)	(492)
Less: Amortization of intangible assets	—	—	—	(58)

Non-GAAP sales and marketing expense	$12,276	$10,966	$36,788	$35,763

Non-GAAP general and administrative expense:
GAAP general and administrative expense	$4,075	$3,299	$12,473	$10,003
Less : Stock-based compensation expense	(612)	(281)	(1,576)	(852)

Non-GAAP general and administrative expense	$3,463	$3,018	$10,897	$9,151

Non-GAAP operating loss:
Operating loss	$(9,861)	$(10,755)	$(31,302)	$(37,071)
Add: Stock-based compensation expense	2,110	822	5,378	2,269

	Three Months Ended April 30,		Nine Months Ended April 30,
	2016	2015	2016	2015
Add: Amortization of intangible assets	245	271	787	871

Non-GAAP operating loss	$(7,506)	$(9,662)	$(25,137)	$(33,931)

Non-GAAP net loss:
Net loss	$(9,915)	$(10,988)	$(31,984)	$(37,797)
Add: Stock-based compensation expense	2,110	822	5,378	2,269
Add: Amortization of intangible assets	245	271	787	871

Non-GAAP net loss	$(7,560)	$(9,895)	$(25,819)	$(34,657)

Non-GAAP net loss per share:
GAAP net loss per share	$(0.33)	$(2.16)	$(1.08)	$(8.66)
Non-GAAP adjustments to net loss per share	0.08	0.21	0.21	0.72
Non-GAAP adjustments to weighted average shares used in calculating net loss per share	—	1.54	—	6.50
Non-GAAP net loss per share	$(0.25)	$(0.41)	$(0.87)	$(1.44)

GAAP Weighted-average shares outstanding used in calculating net loss per share,	29,830	5,095	29,620	4,363